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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997, with respect to the financial statements of MicroSim Corporation included in the Joint Proxy Statement of OrCAD, Inc. and MicroSim Corporation that is made a part of the Registration
Statement (Form S-4 No.   ) and Prospectus of OrCAD, Inc. for the registration
of 2,436,354 shares of its common stock.

                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP

Orange County, California
October 20, 1997